Exhibit 10.1

EXECUTION COPY

INVESTMENT NUMBER 24346

Subscription Agreement

by and among

BPZ ENERGY, INC.

and

INTERNATIONAL FINANCE CORPORATION

Dated December 18, 2006

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”), dated December 18, 2006, is made by and between BPZ Energy, Inc., a Colorado corporation (the “Company”), and International Finance Corporation, an international organization established by Articles of Agreement among its member countries, including the United States (“IFC”).

RECITALS

WHEREAS, the Company proposes to issue and sell to IFC, and IFC desires to purchase from the Company, shares of the Company’s common stock, no par value (the “Common Stock”), on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Purchase

1.1           Purchase and Sale of Stock.

(a)           Subject to the terms and conditions of this Agreement, the Company will issue and sell to IFC, and IFC agrees to purchase from the Company, 6,500,000 shares of the Company’s authorized but unissued Common Stock (the “Shares”), at a price per share equal to $3.00 for an aggregate purchase price of US$19,500,000.  The closing (the “Closing”) of the sale of the Shares shall be effected at the offices of White & Case LLP in Washington, D.C. on December 18, 2006, or as soon as practicable thereafter upon the satisfaction of the conditions set forth in Section 4, or at such other time and place as may be agreed to by IFC and the Company but in no event later than December 29, 2006 (the “Closing Date”). At the Closing, subject to the terms and conditions hereof, the Company shall cause the issuance of the Shares, against payment of the full amount of IFC’s aggregate purchase price by wire transfer of immediately available funds to the Company’s bank account.

(b)           Notwithstanding anything contained in this Agreement, IFC may, at any time in its sole discretion and without request by the Company, subscribe for the Shares by providing three (3) days’ prior notice to the Company. Upon the date specified in such notice, the Company shall cause the issuance of the Shares against payment of the full amount of IFC’s aggregate purchase price by wire transfer of immediately available funds to the Company’s bank account.

1.2           Legends.  All certificates representing the Shares shall bear the following legend (in addition to any legend required by the blue sky or securities laws of any state or jurisdiction to the extent such laws are applicable to the shares represented by the certificate so legended):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Shares are registered for resale under the Securities Act of 1933, as amended (the “Securities Act”), (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act.

1.3           Stop Transfer Orders.  All certificates representing the Shares will be subject to a stop transfer order with the Depository Trust Company or with the Company’s transfer agent that restricts the transfer of such shares except in compliance with this Agreement.

Section 2.  Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to IFC:

2.1           Organization, etc.  The Company is a corporation, duly organized, and validly existing and in good standing under the laws of the State of Colorado, and is qualified or licensed to do business and is in good standing as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of property requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.  Each company listed on Schedule 2.1 hereof is duly organized, and validly existing and in good standing under the laws of the jurisdiction of its organization, and is qualified or licensed to do business and is in good standing as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of property requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.  Except for the Subsidiaries listed on Schedule 2.1, the Company does not own, or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity.

2.2           Authority.  The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and such action has been duly authorized by all necessary action of the Company’s Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement.  The issuance and sale of the Shares has been duly authorized and if, as and when issued in accordance with the terms of this Agreement and delivered to IFC, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable and will be free of any Encumbrance and will not be subject to preemptive rights, rights of first refusal or other restrictions on transfer, other than those imposed pursuant to this Agreement and securities laws of general application.  The issuance and sale of the Shares will not be subject to preemptive or other similar rights of any holder of the Company’s securities.

2.3           Enforceability.  This Agreement and all other Transaction Documents to be executed and delivered by the Company, when delivered in accordance with the terms hereof, shall have been duly executed and delivered by the Company and constitute a legal, valid and binding agreement and obligation of the Company enforceable against it in accordance with their terms subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

2.4           No Violation.  Except as set forth on Schedule 2.4, the execution and the delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder, including the issuance and sale of the Shares, does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent or approval not heretofore obtained pursuant to, (x) any material written or oral agreement or instrument, including, without limitation, trust instrument, indenture or evidence of indebtedness, lease, contract or other obligation or commitment (each, a “Contractual Obligation”) binding upon the Company or any Subsidiary or any of their respective properties or assets, to the extent such conflict, default, violation or unobtained authorization, consent or approval could reasonably be expected to have Material Adverse Effect, (y) any federal, state, or local law, rule, regulation or ordinance, or any restriction, order, writ, judgment, award, determination, injunction or decree of any court or government, or any decision or ruling of any arbitrator (each, a “Requirement of Law”) binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets, or (z) any provision of the Certificate of Incorporation, Bylaws or comparable organizational documents of the Company or any of its Subsidiaries.

2.5           Litigation.  Except as set forth in Schedule 2.5 or in the November Registration Statement, there are no pending or to the Company’s knowledge after due inquiry overtly threatened actions, claims, orders, decrees, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could reasonably be expected to have a Material Adverse Effect, and no judgment or order has been issued which could reasonably be expected to have a Material Adverse Effect.

2.6           Charter.  The Company has delivered to IFC a true and correct copy of its Certificate of Incorporation and Bylaws and such Certificate of Incorporation and Bylaws have not been amended since October 18, 1996.

2.7           Capitalization. The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, no par value, 47,352,217 shares of which have been validly issued and are outstanding as of December 15, 2006 and are owned beneficially and legally of record by the Persons indicated on Schedule 2.7 (and such issued shares are fully paid and non-assessable), and 25,000,000 shares of preferred stock, no par value, none of which are issued or outstanding as of December 15, 2006.  Except as set forth on Schedule 2.7, the Company owns 100% of the capital stock of each of the Subsidiaries. Except as set forth on Schedule 2.7, there do not exist any other authorized or outstanding securities, options, warrants, calls, commitments, rights to subscribe or other instruments, agreements or rights of any character, or any pre-emptive rights, convertible into or exchangeable for, or requiring or relating to the issuance, transfer or sale of, any shares of capital stock or other securities of the Company or any Subsidiary. Schedule 2.7 contains a capitalization table showing the number of shares of Common Stock and Stock Equivalents owned by each category of holders of Common Stock and/or Stock Equivalents of the Company both before and after the subscription by IFC for the Shares.

2.8           Financial Statements.  All of the consolidated financial statements included in the November Registration Statement (the “Company Financial Statements”): (i) have been prepared from and on the basis of, and are in accordance with, the books and records of the Company and with United States generally accepted accounting principles (“GAAP”) applied on a basis consistent with prior accounting periods; (ii) fairly and accurately present in all material respects the consolidated financial condition of the Company as of the date of each such Company Financial Statement and the results of its operations for the periods therein specified; and (iii) in the case of the annual financial statements, are accompanied by the audit opinion of the Company’s independent public accountants. Except as set forth in Schedule 2.8 or in the Company Financial Statements, as of the date hereof and as of the Closing Date, the Company has no liabilities other than (i) liabilities which are reflected or reserved against in the Company Financial Statements and which remain outstanding and undischarged as of the date hereof, (ii) liabilities arising in the ordinary course of business of the Company since September 30, 2006, (iii) liabilities incurred as a result of the transactions described on Schedule 2.8, or (iv) liabilities which were not required by GAAP to be reflected or reserved on the Company Financial Statements.  Since September 30, 2006, except as set forth on Schedule 2.8, there has not been any event or change which has had or could reasonably be expected to have a Material Adverse Effect and the Company has no knowledge of any event or circumstance that would reasonably be expected to result in such a Material Adverse Effect.

2.9           Absence of Certain Changes.  Since September 30, 2006 (the “Balance Sheet Date”), except as set forth on Schedule 2.8 hereto, and in the November Registration Statement, neither the Company nor any of its Subsidiaries has:

(a)           redeemed, purchased or otherwise acquired directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

(b)           paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Company Financial Statements in the November Registration Statement or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

(c)           permitted or allowed any of its material properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, claim, lien, security interest, encumbrance, restriction or charge of any kind outside of the ordinary course of business;

(d)           cancelled any debt or waived any claim or right of substantial value;

(e)           sold, transferred, licensed, leased, pledged, mortgaged or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible) or any material amount of property or assets, except in the ordinary course of business;

(f)            disposed of or permitted to lapse any right to the use of any Proprietary Rights, or disposed of or disclosed to any person or entity, other than representatives of IFC and persons subject to a nondisclosure agreement, any trade secret, formula, process, know-how or other Proprietary Right not yet a matter of public knowledge;

(g)           granted any material increase or accrual in or accelerated, any benefit or compensation payable or to become payable to any officer, director, employee or consultant, including any such increase, accrual or acceleration pursuant to any benefit plan except in connection with a promotion or job change or any general increase in the compensation payable or to become payable to officers, employees or directors in the ordinary course of business, or entered into or amended in any material way any employment, material consulting, severance, termination or material benefit plan agreement or arrangement other than in the ordinary course of business;

(h)           declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company or any of its Subsidiaries;

(i)            made any change in any method of tax or financial statement accounting or accounting practice that would or would reasonably be expected to result in any material change in the Company Financial Statements;

(j)            paid, loaned or advanced any amount to, or sold, transferred or leased any material properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or employees or any Affiliate of any of its officers or directors or employees, except for directors’ fees and compensation to officers in the ordinary course of business;

(k)           amended its certificate of incorporation or by-laws or similar organizational documents;

(l)            issued, sold, transferred, pledged, disposed of or encumbered any shares of any class or series of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock, other than shares of Common Stock reserved for issuance on the date of this Agreement pursuant to the Company’s 2005 Long-Term Incentive Compensation Plan, the exercise of any warrants or options to purchase Common Stock described on Schedule 2.7 or existing agreements described on Schedule 2.7 that require the Company to issue shares of Common Stock;

(m)          terminated or materially modified or amended any of its material contracts or waived, released or assigned any material rights under any material contract or claims, except in the ordinary course of business and consistent with past practice;

(n)           revalued in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as required by GAAP;

(o)           adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries; or

(p)           agreed, whether in writing or otherwise, to take any action described in this section.

2.10         Income Tax Returns.  Except as set forth on Schedule 2.10, the Company and the Subsidiaries have filed all federal and state income tax returns which are required to be filed, and have paid, or made provision for the payment of all taxes which have become due pursuant to said returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The Company has no knowledge of any pending assessments or adjustments of the income tax payable by the Company or its Subsidiaries with respect to any year.

2.11         Permits; Compliance With Law.  Except as disclosed on Schedule 2.4, the Company and each Subsidiary possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable them to conduct the business in which it is now engaged in compliance with applicable law and comply with the obligations under this Agreement.  To the Company’s knowledge after due inquiry, the Company and each Subsidiary are in compliance with all Requirements of Law in the conduct of its business and corporate affairs, except where failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has received any written notice that any violation of the foregoing is being or may be alleged.

2.12         Prohibited Payments.  Neither the Company nor any Affiliates, nor any Person acting on its or their behalf, has made, with respect to the business of the Company or any transaction contemplated by this Agreement, any Prohibited Payment.

2.13         Insurance.  The Company’s insurance policies cover such risks and contain such policy limits, types of coverage and deductibles as are, in the Company’s judgment, adequate to insure fully (subject to the deductibles and retention amounts described in Schedule

2.13) against risks to which the Company and its employees, business, properties and other assets may be exposed in the operation of the business as currently conducted.  All of the Company’s insurance policies are valid and enforceable policies, all premiums due and payable under all such policies have been paid and the Company is otherwise in compliance in all material respects with the terms of such policies.  The Company has no knowledge of any threatened termination of, or material change with respect to the terms and conditions of such policies.

2.14         Restrictions on Business Activities.  There is no agreement, judgment, injunction order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any of its current or future business practices, its acquisition of property or the conduct of its business as it is currently conducted or as proposed to be conducted.

2.15         ERISA.  Except as set forth on Schedule 2.15, the Company and each Subsidiary is in compliance in all material respects with any applicable provisions of ERISA; the Company and each Subsidiary has not violated any provision of any Plan maintained or contributed to by it; no Reportable Event (as defined in ERISA) has occurred and is continuing with respect to any employee benefit plan (“Plan”) initiated by the Company or any Subsidiary; the Company and each Subsidiary has met its minimum funding requirements under ERISA with respect to any Plan; and any Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under GAAP. Schedule 2.15 describes each Plan maintained by the Company and each of its Subsidiaries; provided each description is intended as a summary and is subject to the terms and conditions of each Plan.

2.16         Contracts.  Schedule 2.16 sets forth a description of each Contractual Obligation to which the Company or any Subsidiary is a party (except Contractual Obligations filed as exhibits to the November Registration Statement) that provides for payments to or by the Company or any Subsidiary in excess of $1,000,000, or is otherwise material to the operations of the Company or any Subsidiary.  With respect to each Contractual Obligation to which the Company or any Subsidiary is a party or to which any of its properties are subject (i) the agreement is legal, valid, binding and enforceable and in full force and effect, in each case except for bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the date hereof in accordance with the terms thereof as in effect prior to the date hereof; (iii) to the knowledge of the Company after due inquiry, the Company and each Subsidiary has performed all the obligations required to be performed by it and is entitled to all benefits thereunder, in each case, except where failure to perform individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, and except for bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally; and (iv) neither the Company nor, to the knowledge of the Company, any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company or, to the knowledge of the Company, by any such other party, or permit termination, modification or acceleration, under the agreement.

2.17         Environmental Matters.

(a)           To the best of the Company’s knowledge and belief, after due inquiry, there are no material social or environmental risks or issues in respect of the Company’s or any Subsidiaries’ Operations other than those identified by the S&EA.

(b)           The Company has not received nor is aware of (i) any existing or threatened complaint, order, directive, claim, citation or notice from any Authority or (ii) any material written communication from any Person, in either case, concerning the Operations’ failure to comply with any matter covered by the IFC Performance Standards which has, or could reasonably be expected to have, a Material Adverse Effect or any material impact on the implementation or operation of the Operations in accordance with the IFC Performance Standards.

2.18         Trademarks, etc.  The Company and the Subsidiaries own, have sufficient title to, or have the right to use (or can obtain the right to use on reasonable commercial terms), all patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights (collectively, the “Proprietary Rights”) necessary to their business as now conducted without infringing upon the right of any person. Except for employee confidentiality agreements with employees and consultants, there are no outstanding material options, licenses or agreements relating to intellectual property rights of the Company or any Subsidiary necessary to their business as now conducted, nor is the Company or any Subsidiary bound by or a party to any material options, licenses or agreements with respect to the Proprietary Rights of any other person or entity. To the Company’s knowledge, neither the Company nor any Subsidiary has violated or is in current violation of, and neither the Company nor any Subsidiary has received any communications alleging that the Company or any Subsidiary has violated or, by conducting its business as proposed, would violate, any of the Proprietary Rights of any other person or entity. The Company and the Subsidiaries are not aware of any material violation by a third party of any of their Proprietary Rights necessary to their business as now conducted.

2.19         Employees.  Except as set forth on Schedule 2.19, all employees of the Company and each Subsidiary are employed “at will” and may be terminated without payment of severance or incurrence of any other liability of the Company or the Subsidiaries; no employee of the Company is in violation of any material term of any employment contract, confidentiality agreement or any other material Contractual Obligation relating to the right of any such employee to be employed by the Company or any Subsidiary; and neither the Company nor any Subsidiary has any employee severance agreement covering any of its employees.  Except as set forth on Schedule 2.19, neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract, nor are any union organization proceedings pending or threatened against the Company or any of the Subsidiaries.  There is no labor strike, slowdown or work stoppage or lockout against the Company or any of the Subsidiaries.

2.20         Title to Properties.  The assets owned or leased by the Company and its Subsidiaries are all of the assets necessary to conduct the business of the Company and its Subsidiaries as currently being conducted.  The Company and its Subsidiaries have good and marketable title to substantially all of the assets they own, real and personal, movable and immovable, tangible and intangible, free and clear of any charge, claim, lien, pledge, security interest or other encumbrance, except for: (a) liens for taxes not yet due and payable, (b) artisan’s or mechanic’s liens arising in the ordinary course of business, (c) encumbrances described on Schedule 2.20 hereto, or (d) minor imperfections of title and encumbrances, if any, which (i) are not substantial in amount, (ii) do not detract from the value of the property subject thereto, impair the operations of the business of the Company, or the use or license of certain of the assets of the Company, and (iii) have arisen in the ordinary course of business consistent with past practice.

2.21         Books and Records.  Since September 10, 2004, the books and records of the Company, including, without limitation, its stock record books and minute books, are complete and correct in all material respects and accurately and fairly reflect all meetings and other corporate actions of the Company’s stockholders and its Board of Directors and committees thereof and all material information relating to its business, the nature, acquisition, maintenance, location and character of its assets, and the nature of all transactions giving rise to its obligations or accounts receivable.

2.22         Related Party Transactions.  Except for those contracts described in the November Registration Statement or on Schedule 2.22 hereto, no existing Contractual Obligation of the Company or its Subsidiaries is with or for the direct benefit of (i) any party owning, or formerly owning, beneficially or of record, directly or indirectly, in excess of five percent (5%) of the outstanding capital stock of the Company, (ii) any director, officer or similar representative of the Company, (iii) any natural person related by blood, adoption or marriage to any party described in (i) or (ii), or (iv) any entity in which any of the foregoing parties has, directly or indirectly, at least a five percent (5%) beneficial interest (a “Related Party”). Without limiting the generality of the foregoing, no Related Party, directly or indirectly, owns or controls any material assets or material properties which are used in the Company’s business and to the actual knowledge of the Company, no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business which is, or has been within the last two years, a competitor, customer or supplier of the Company or has done business with the Company or which currently sells or provides products or services which are similar or related to the products or services sold or provided in connection with the business of the Company.

2.23         Brokers.  The Company has not agreed to pay or incurred any obligation in respect of any finder’s fee, brokerage fee or other commission in connection with the sale of Shares contemplated by this Agreement.

2.24         Securities Law Matters.  Except as set forth on Schedule 2.8, since January 1, 2005, the Company has filed in a timely manner all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto (the “Public Filings”), that were required to be filed with (i) the SEC under the Securities Act, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) any applicable state securities authorities (the “Public Filing Rules”). The Public Filings complied as to form in all material respects with the Public Filing Rules as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that information contained in any such document has been revised or superseded by a later filed Public Filing. The Company is in compliance in all material respects with the applicable requirements of the Public Filing Rules, as amended, and the rules and regulations thereunder.  Subject to the accuracy of the representations and warranties of IFC set forth in Section 3, the offer, sale and issuance of the Shares to IFC will be exempt from registration under the Securities Act.

2.25         Registration Statement; AMEX Listing.  The Company has filed a Registration Statement with the SEC on Form S-1 (the “November Registration Statement”) for the Common Stock issued in connection with the July 19, 2005, March 10, 2006 and June 30, 2006 private placements, and for which Notice of Effectiveness was received by the Company on November 8, 2006.  The Company has further filed a Registration Statement with the SEC on Form S-1 on November 30, 2006 (as amended on December 7, 2006) for securities issued to shareholders of the Company prior to September 9, 2004, along with certain other shareholders, and for which Notice of Effectiveness was received by the Company on December 15, 2006.  The Company has submitted an application for listing its Common Stock on the American Stock Exchange.

2.26         No Anti-Dilution Rights.  Except as set forth on Schedule 2.26, the transactions contemplated hereby will not trigger any anti-dilution provisions contained in any existing agreements.

2.27         Full Disclosure.  None of this Agreement, any schedule, exhibit or certificate of the Company made or delivered pursuant to this Agreement contains or will contain any untrue statement of fact, or omits or will omit to state a material fact the absence of which makes such representation, warranty or other statement misleading.

Section 3.  Representations and Warranties of IFC.  IFC hereby makes the following representations and warranties:

3.1           Organization.  IFC is duly organized and validly existing.

3.2           Authority.  IFC has the corporate authority to execute and deliver this Agreement and to perform its obligations hereunder.

3.3           Investment Intent.  IFC is acquiring the Shares for its own account for investment and not with a view to, or for resale in connection with, any “distribution” thereof for purposes of the Securities Act.  IFC is an “accredited investor” as such term is defined in Regulation D under the Securities Act.  IFC acknowledges that the Shares shall be “restricted securities” within the meaning of Rule 144 (“Rule 144”) under the Securities Act, will contain a transfer restriction legend and may only be resold pursuant to an effective registration statement filed with the SEC under the Securities Act, or pursuant to Rule 144 or another valid exemption from the registration requirements of the Act as established by an opinion of counsel reasonably acceptable to the Company.

3.4           Investigation.  IFC acknowledges that it has been given full access by the Company to all information concerning the business and financial condition, properties, operations and prospects of the Company that IFC has deemed relevant for purposes of making the investment contemplated by this Agreement. By reason of IFC’s knowledge and experience in financial and business matters in general, the business of the Company and investments of the type contemplated by this Agreement in particular, IFC is capable of evaluating the merits and risks of making the investment in the Shares and is able to bear the economic risk of the investment (including a complete loss of its investment in the Shares). Subject to the truth and accuracy of the representations and warranties made by the Company hereunder (which IFC has relied upon in entering into this Agreement), IFC has conducted such investigation as it deems relevant in connection with its consummation of the transactions contemplated by this Agreement.

Section 4.  Conditions to the Obligations of IFC.  The obligations of IFC to consummate the transactions under this Agreement on the Closing Date shall be subject to the satisfaction of each of the conditions set forth in this Section 4, unless waived by IFC, on or prior to the Closing Date.

4.1           Representations and Warranties.  The representations and warranties of the Company set forth in Section 2 shall be true and correct in all respects as of the Closing Date as though made on and as of such date; the Company shall have performed all obligations and complied with all covenants required to be performed or complied with by the Company under this Agreement on or prior to the Closing Date, and no breach (or any event which would, with notice, lapse of time, the making of a determination or any combination thereof, become a breach) under any Transaction Document shall have occurred and be continuing; and IFC shall have received on the Closing Date from the Company a certificate or certificates, dated the Closing Date, to such effect, which certificate or certificates shall be signed by an authorized officer of the Company.

4.2           No Proceedings.  No order, injunction, decree or other action or legal, administrative, arbitration or other proceeding by any person or investigation by any Authority shall be pending or, to the knowledge of the Company, threatened, challenging or imposing a material limitation on the execution, delivery or performance of this Agreement, the consummation of any of the transactions contemplated thereby or the operation by the Company of its businesses as now conducted.

4.3           Authorizations.  All authorizations, approvals, consents or permits, if any, of any Authority or any third party that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date.

4.4           Compliance with Laws.  The purchase of the Shares by IFC hereunder shall be legally permitted by all laws and regulations to which IFC or the Company is subject.

4.5           No Material Adverse Change.  Except as described in Schedule 2.8, there shall have been no event that has had or could reasonably be expected to have a Material Adverse Effect since December 31, 2005.

4.6           Opinion of Counsel.  IFC shall have received an opinion of counsel to the Company covering the matters set forth in Annex D hereto and in form reasonably satisfactory to IFC.

4.7           Expenses.  IFC shall have received the reimbursement of all fees and expenses of IFC, and the invoiced fees and expenses of its counsel, as provided in Section 8.4 of this Agreement, or confirmation that those fees and expenses have been paid directly to that counsel.

4.8           Insurance.  IFC shall have received copies of all insurance policies which are appropriate and necessary to the Company’s business operations as of the Closing pursuant to Section 5.8 of this Agreement, and a certification of the Company’s insurers or insurance agents confirming that those policies are in full force and effect and all premiums then due and payable under those policies have been paid.

4.9           Transaction Documents.  IFC shall have received each of the Transaction Documents, duly executed and delivered by the parties thereto.

4.10         Proceedings; Documents.  IFC shall have received all documents incident to all corporate and other proceedings in connection with the transactions contemplated in relation to the subscription by  IFC contemplated in this Agreement, in form and substance satisfactory to IFC and its legal counsel.

4.11         Use of Proceeds.  The Company shall have certified to IFC in writing that the proceeds of the subscription of the Shares by IFC shall not be used in reimbursement of, nor shall be used for, expenditures in the territories of any country which is not a member of the World Bank or for goods produced in or services supplied from any such country.

4.12         S&EA; Action Plan.  The Company has completed an S&EA and delivered to IFC an Action Plan, each in form and substance acceptable to IFC, (ii) the Company and IFC have agreed on the form of Annual Monitoring Report and (iii) the Company has implemented an S&EA Management System acceptable to IFC.

Section 5.  Certain Covenants of the Company.

5.1           Listing of Common Stock.  The Company shall use its reasonable best efforts to cause the Common Stock to be listed on the American Stock Exchange (or, if such listing cannot be obtained, upon NASDAQ or another exchange acceptable to IFC) as soon as practicable following the date hereof.  The Company shall use its reasonable best efforts to cause the Shares to be listed or included on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or included.

5.2           Shelf Registration.  The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event no later than sixty (60) days after the Closing Date (the “Registration Statement Filing Deadline”), a Registration Statement on Form S-1 (or such other form as the Company is then eligible to use) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by IFC of the Shares pursuant to plans of distribution acceptable to IFC (the “Registration Statement”). IFC agrees to promptly provide to the Company, in writing, such information as the Company may reasonably request for inclusion in the Registration Statement. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act no later than sixty

(60) days after its filing date or in the event of SEC review, ninety (90) days from the date of filing (the “Effectiveness Deadline”), and to keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) the date on which all Shares covered by the Registration Statement may be sold without volume restrictions pursuant to either Rule 144 or Rule 144(k) as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed to the Company’s transfer agent and to IFC, or (ii) such date as all Shares registered on such Registration Statement have been resold (the earlier to occur of (i) or (ii) is the “Registration Termination Date”).

(a)           If a Registration Statement ceases to be effective for any reason at any time prior to the applicable Registration Termination Date, the Company shall use its reasonable best efforts to reinstate the effectiveness thereof.

(b)           The Company shall supplement and amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement, if required by the Securities Act or, to the extent to which the Company does not reasonably object, as requested by IFC.

(c)           All Registration Expenses incurred in connection with the registrations pursuant to this Section 5.2 shall be borne by the Company. “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Section 5.2  including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and Selling Expenses, as defined hereinafter). All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by IFC. “Selling Expenses” shall mean all brokerage and selling commissions applicable to a sale of the Shares pursuant to the Registration Statement.

(d)           The Company may suspend sales of Shares pursuant to the Registration Statement for a period of not more than thirty (30) days during any six (6) month period in the event it determines in good faith that such Registration Statement contains or may contain an untrue statement of material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company shall promptly amend such Registration Statement in order to correct any untrue statement and/or ensure that such Registration Statement is not misleading; provided further that subject to the time limitations set forth above, the Company may delay such amendment if the Company determines that such delay is in the best interest of the Company in order to avoid premature public announcements of potential acquisitions or other extraordinary transactions. At the time the Registration Statement is declared effective, IFC shall be named as a selling securityholder in the Registration Statement and the related prospectus in such a manner as to permit IFC to deliver such prospectus to purchasers of Shares in accordance with applicable law.

(e)           The Company shall promptly furnish to IFC, upon request and without charge, (A) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, and (B) after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits.

(f)            The Company shall furnish to IFC such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Shares owned by it.

(g)           The Company shall use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by IFC, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(h)           The Company shall immediately notify IFC at any time when a prospectus relating to a Registration Statement which covers the Shares is required to be delivered under the Securities Act regarding the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that, subject to Section 5.2(d) the Company shall promptly amend such Registration Statement in order to correct any untrue statement and/or ensure that such Registration Statement is not misleading.

5.3           Piggyback Registration.

(a)           Whenever the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock (i) following the first anniversary of the Closing Date, for the Company’s own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC)), or (ii) at any time, for the account of any of its holders of Common Stock, the Company shall give notice of such proposed filing to IFC as soon as practicable (but in no event less than thirty (30) days before the anticipated filing date); provided, however, if any Person other than the Company is permitted to participate in an offering described in clause (i) prior to the first anniversary of the Closing Date, the Company shall give notice of such proposed filing to IFC.  Such notice shall offer to IFC the opportunity to register such Shares as IFC may request on the same terms and conditions as the Company’s or such holders’ Common Stock.  At the request of IFC received by the Company within twenty days after the receipt of such notice by the Company, the Company shall include, subject to the terms and conditions hereof, the number of Shares that IFC shall have requested to be so included (a “Piggyback Registration”).  The Company shall require the lead or managing underwriter, if any, of any proposed underwritten offering to permit the Shares requested to be included in the Piggyback Registration to include such securities on the same terms and conditions as are applicable to the other securities included therein.

(b)           If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the IFC as a part of the written notice given pursuant to Section 5.3(a).  In such event the right of IFC to registration pursuant to Section 5.3 shall be conditioned upon IFC’s participation in such underwriting and the inclusion of IFC’s Shares in the underwriting to the extent provided herein.  IFC and all other Persons proposing to distribute their securities through such underwriting shall (together with the Company and the other Persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with a nationally recognized underwriter selected for underwriting by the Company.  Notwithstanding anything to the contrary contained herein, if the managing underwriter or underwriters of an offering described in Section 5.3(a) shall advise the Company that the size of the offering that IFC, the Company and/or any other Persons intend to make is such that the success of the offering would be materially and adversely affected, then the amount of securities to be offered for the account of IFC and for the account of Persons other than the Company shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters.

5.4           Termination of Registration Rights.  All rights and obligations provided for in Section 5.2 shall terminate on the date on which the Company has no obligation to maintain the effectiveness of the Registration Statement; provided that the rights of IFC under Section 5.2 shall terminate on the earlier of (i) the date on which all Shares covered by the Registration Statement may be sold without volume restrictions pursuant to either Rule 144 or Rule 144(k) as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed to the Company’s transfer agent and to IFC, or (ii) such date as all Shares registered on such Registration Statement have been resold.

5.5           Reports Under Securities Exchange Act of 1934.  With a view to making available to IFC the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit IFC to sell securities of the Company to the public without registration or pursuant to a Registration Statement, the Company agrees to:

(a)           use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)           use its reasonable best efforts to take such action as is necessary to enable IFC to utilize Form S-1 or such other registration statement form as may be applicable for the sale of its Shares;

(c)           use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)           furnish to IFC, so long as IFC owns any Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-1 (or such other form as the Company is then eligible to use), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing IFC of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

5.6           Preemptive Right.  IFC shall have the right to purchase its pro rata share of New Securities (as defined in this Section 5.6) which the Company may, from time to time, propose to sell and issue.  IFC’s pro rata share, for purposes of this right, is the ratio of the Common Stock and Stock Equivalents owned by it immediately prior to the issuance of New Securities to all Common Stock and Stock Equivalents outstanding immediately prior to the issuance of New Securities.  This pre-emptive right shall be subject to the following provisions:

(a)           “New Securities” shall mean any Common Stock or Stock Equivalents of the Company whether now authorized or not, and securities of any type whatsoever that are, or may become, convertible into, or exchangeable or exercisable for, Common Stock or Stock Equivalents; provided that the term “New Securities” does not include: (i) the Shares and any Common Stock issuable upon conversion, exercise or exchange of Stock Equivalents issued as of the date hereof; (ii) Common Stock issued or issuable in connection with any pro rata stock split or stock dividend of the Company; (iii) Common Stock or Stock Equivalents issued pursuant to the acquisition of another Person by the Company by merger, purchase of all or substantially all of the assets of such Person or other transaction whereby the Company shall become directly or indirectly the owner of more than 50% of the voting power of such Person; or (iv) Common Stock issued or issuable under the Company’s current Long-Term Incentive Compensation Plan.

(b)           In the event the Company proposes to undertake an issuance of New Securities, it shall give to IFC certified written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same.  IFC shall have forty-five (45) days after any such notice is mailed or delivered to agree to purchase its pro rata share of such New Securities for the price and upon the terms specified in such notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

5.7           IFC Policy Covenants.

(a)           The Company and its Subsidiaries shall:

(i)            undertake their Operations in compliance with (i) the Action Plan and (ii) the IFC Performance Standards;

(ii)           periodically review the form of the Annual Monitoring Report and advise IFC as to whether revision of the form is necessary or appropriate in light of changes to the Operations of the Company or any Subsidiary, or in light of environmental or social risks identified by the Company’s S&E Management System, and revise the form as agreed with IFC;

(iii)          use all reasonable efforts to ensure the continuing operation of the S&E Management System to assess and manage the social and environmental performance of the Operations in compliance with the IFC Performance Standards;

(iv)          within sixty (60) days after the end of each fiscal year, deliver to IFC an Annual Monitoring Report confirming compliance with the Action Plan, the social and environmental covenants set forth in this Section 5.7 and Applicable S&E Law or, as the case may be, identifying any non-compliance or failure, and the actions taken to remedy any such deficiency, in form and substance satisfactory to IFC; provided the Company may supplement any Annual Monitoring Report with such information as may be useful to enhance its clarity and/or to better illustrate the Company’s performance over time (e.g., charts, graphs);

(v)           within three days after its occurrence, notify IFC of any social, labor, health and safety, security or environmental incident, accident or circumstance having, or which could reasonably be expected to have, any material impact on the implementation or operation of the Operations in compliance with the IFC Performance Standards or a Material Adverse Effect, specifying in each case the nature of the incident, accident, or circumstance and the impact or effect arising or likely to arise therefrom, and the measures the Company is taking or plans to take to address them and to prevent any future similar event; and keep IFC informed of the on-going implementation of those measures;

(vi)          not amend the Action Plan in any material respect without the prior written consent of IFC; and

(vii)         not undertake, or invest in any Person engaged in, any of the activities set forth on Annex B.

(b)           The Company hereby agrees that no party hereto shall make (and no party hereto shall authorize or permit any Affiliate or any other Person acting on its behalf to make) any Prohibited Payment.  Each of the parties hereto further covenants that should IFC notify the Company of its concern that there has been a violation of the provisions of this paragraph, the Company shall cooperate in good faith with it and its representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from IFC, and shall furnish documentary support for such response upon IFC’s request.

(c)           The Company will disclose the tax, royalty and other material payments made annually by the Company or any Affiliate to local and/or national governments in the Republic of Peru or the Republic of Ecuador under the applicable upstream license contracts.

5.8           Minimum Insurance.  The Company shall cause its operations in Peru to effect and maintain the insurance coverage specified in Annex C at all appropriate and necessary times during the period in which the IFC owns Common Stock, under forms of policies and with insurers and reinsurers acceptable to IFC.

5.9           Minority Rights.  So long as IFC holds Shares comprising 5% or more of the Common Stock, neither the Company nor its Subsidiaries shall approve, authorize or enter into a transaction with respect to any of the following without the prior written consent of IFC (such consent not to be unreasonably withheld):

(a)           the consolidation or merger of the Company or any Subsidiary; provided that IFC’s consent will not be required in the case of a merger of the Company if the shareholders of the Company immediately preceding such merger continue to hold more than 50% of the equity of the surviving entity, or in the case of a merger of a Subsidiary of the Company, the surviving entity in such merger continues to be a Subsidiary of the Company;

(b)            the sale of all or substantially all of the assets of the Company or any Subsidiary; provided that IFC’s consent will not be required in the case of the sale of assets to a direct or indirect Subsidiary of the Company;

(c)           the transformation of the Company or any Subsidiary into another form of entity; or

(d)           change the nature of the Company’s or any of its Subsidiaries’ business as currently conducted.

5.10         Most Favored Nation (MFN) Status.  If the Company enters into any subscription agreement, stock purchase agreement or other agreement on or after the date hereof and prior to the Closing to or with any Person that establishes rights or benefits in favor of such Person with respect to the acquisition of Common Stock or Stock Equivalents that are more favorable in any material respect to such Person than the rights and benefits established in favor of IFC herein, the Company will extend to IFC such rights and benefits established by such subscription agreement, stock purchase agreement  or other agreement.

5.11         Use of Proceeds.  The Company shall not use the proceeds of the subscription of the Shares by IFC in reimbursement of, or for expenditures in the territories of any country which is not a member of the World Bank or for goods produced in or services supplied from any such country.

Section 6.  Indemnification.

6.1           Indemnification.  The Company will indemnify and hold harmless IFC, its officers, directors, employees, partners, affiliates, agents, representatives and legal counsel (collectively, “IFC Agents”) with respect to which registration, qualification or compliance has been effected pursuant to Section 5.2 or 5.3, against all claims, losses, damages and liabilities (or actions in respect thereof) against or incurred by IFC or IFC Agents arising out of or based on (A) (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statement and amendments or supplements thereto, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse IFC and IFC Agents for any reasonable legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damages, liability or action, as incurred, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse IFC, and IFC Agents, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; and (B) any breach of any covenant, agreement, representation or warranty of the Company in this Agreement; provided, however, that the Company shall not be liable under this Section 6: (a) in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by IFC and stated to be specifically for use in a Registration Statement, (b) for any amount paid in settlement of claims without the Company’s written consent (which consent shall not be unreasonably withheld), or (c) with respect to clause (B) of this Section 6.1, to the extent that it is finally judicially determined that such claim, loss, damage, liability or expense resulted primarily from the willful misconduct, gross negligence or bad faith of IFC; provided, further, that if and to the extent that such indemnification is held, by final judicial determination to be unenforceable, in whole or in part, for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified claim, loss, damage, liability or expense.  In connection with the obligation of the Company to indemnify for expenses as set forth in clause (B) of this Section 6.1, if an indemnified party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the claim, loss, damage, liability or expense in question resulted primarily from the willful misconduct, gross negligence or bad faith of such indemnified party.

6.2           Notification; Procedure.

(a)           IFC shall give notice to the Company promptly after it has received written notice of any claim as to which indemnity may be sought, and shall permit the Company to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Company, who shall conduct the defense of such claim or litigation, shall be approved by IFC (whose approval shall not be unreasonably withheld).  IFC may participate in such defense with separate counsel at its expense; provided, however, that the Company shall bear the expense of such separate counsel if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between the Company and IFC.  The failure of IFC to give notice within a reasonable period of time as provided herein shall relieve the Company of its obligations under this Section 6, with respect to any expenses incurred by IFC or IFC’s Agents before the date of such notice and to the extent that such failure to give notice shall materially adversely prejudice the Company in the defense of any such claim or any such litigation.  The Company, in the defense of any such claim or litigation, shall not, except with the consent of IFC, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to IFC of a release from all liability in respect to such claim or litigation.

(b)           If the indemnification provided for in this Section 6 is held to be unavailable to IFC with respect to any loss, liability, claim, damage or expense, then the Company, in lieu of indemnifying IFC hereunder, shall contribute to the amount paid or payable by IFC as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of IFC on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by IFC under this Section 6 exceed the net proceeds from the offering received by IFC. The relative fault of the Company and of IFC shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by IFC and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(c)           All indemnification rights hereunder shall survive the execution and delivery of the Transaction Documents and the subscription contemplated herein for the applicable statute of limitations, notwithstanding any inquiry or examination made for or on behalf of, or any knowledge of IFC or the acceptance by IFC of any certificate or opinion.

(d)           IFC shall furnish to the Company such information regarding IFC and the distribution proposed by IFC as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 6.

Section 7.  Survival of Representations and Warranties.  All representations, warranties and agreements made by the Company and IFC in this Agreement or in any certificate or other instrument delivered pursuant hereto shall survive the Closing and any investigation and discovery by the Company or by IFC, as the case may be, made at any time with respect thereto.

Section 8.  Miscellaneous Provisions.

8.1           Deliveries.  The Company and IFC hereby covenant and agree to use their respective reasonable best efforts to perform each of their obligations hereunder, to deliver all certificates and to satisfy all other conditions set forth in this Agreement and to close the transactions contemplated by this Agreement on the Closing Date.

8.2           Successors and Assigns.  This Agreement is executed by, and shall be binding upon and inure to the benefit of, the parties hereto and each of their respective successors and assigns; provided, however, that neither this Agreement nor any right pursuant hereto nor interest herein shall be assignable except (a) by the Company with the consent of IFC, (b) by the Company in connection with a merger, consolidation or sale of all or substantially all of its assets, (c) by IFC with the prior written consent of the Company or (d) the assignment of the rights of IFC set forth in Sections 5.1 through 5.6 by IFC in connection with a sale or other transfer of the Shares.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any other person.

8.3           Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to IFC at the following address:

International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Facsimile:  +1 (202) 974-4768
Attention:  Director
Oil Gas, Mining and Chemicals Department

if to the Company at the following address:	with a copy to:
BPZ Energy, Inc.	Adams and Reese LLP
580 Westlake Park Blvd., Suite 525	4400 One Houston Center
Houston, Texas 77079	1221 McKinney
Attn: Vice President — Finance and Chief	Houston, Texas 77010
Accounting Officer, Corporate Secretary	Attn: Mark W. Coffin
Fax: (281) 556-6377	Fax: (713) 652-5152

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

8.4           Expenses.  The Company shall pay to IFC or as IFC may direct the fees and expenses of IFC and its counsel incurred in connection with:

(a)           the preparation and/or review, execution and, where appropriate, registration of this Agreement and any other documents related to this Agreement;

(b)           the giving of any legal opinions expressly required by IFC in this Agreement; and

(c)           any amendment, supplement or modification to, or waiver under, this Agreement.

8.5           Counterparts; Facsimile Signature Pages.  This Agreement may be executed by facsimile signatures. This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.

8.6           Governing Law; Forum.

(a)           This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts entered into and to be wholly performed therein.

(b)           Any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration.  The arbitration shall be conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) in effect at the time the arbitration is initiated, except as they may be modified herein or by mutual agreement of the parties.  The place of arbitration shall be New York, New York.  The arbitration shall be conducted in the English language.

(c)           The arbitration shall be conducted by three arbitrators.  The claimant shall nominate one arbitrator and the respondent shall nominate another arbitrator.  If either side fails to nominate an arbitrator within 30 days of receipt of the request for arbitration,  then that arbitrator shall be nominated by the ICC.  The first two arbitrators nominated in accordance with this provision shall nominate a third arbitrator within 30 days after the nomination of the later-nominated of those two arbitrators.  When the third arbitrator has accepted the nomination, the two arbitrators making the nomination shall promptly notify the parties of the nomination.  If the first two arbitrators nominated fail to (i) nominate a third arbitrator within the time period prescribed above or (ii) notify the parties of the acceptance of a third arbitrator within 10 days after the time period prescribed above, then the ICC shall nominate the third arbitrator and shall promptly notify the parties of the nomination.  The third arbitrator shall act as chair of the tribunal.

(d)           The arbitration tribunal shall have the authority to make such orders for interim relief, including injunctive relief, as it may deem appropriate, and any interim measures ordered by the arbitrators shall be specifically enforced by any court of competent jurisdiction.  Each party hereto retains the right to seek interim measures from a judicial authority, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.  The parties agree that, to the extent permitted by applicable law, any ruling by the arbitration tribunal on interim measures shall be deemed to be a final award with respect to the subject matter of the ruling and shall be fully enforceable as such.

(e)           Subject to paragraph (h) below, the arbitration tribunal shall have the authority to order such production of documents as may reasonably be requested by any party or by the tribunal itself.

(f)            The arbitration award shall be in writing, state the reasons for the award, and be final and binding on the parties.  The award may include an award of costs, including reasonable attorneys’ fees and disbursements.  Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.

(g)           Each party shall use its commercially reasonable efforts to ensure the arbitration is concluded as quickly and as efficiently as possible.

(h)           Notwithstanding anything to the contrary contained in this Section 8.6, the parties acknowledge and agree that neither any provision of this Section 8.6 nor the submission by IFC to any courts of competent jurisdiction pursuant thereto shall constitute a waiver either before any Authority or court of law of any of the privileges and immunities set forth in IFC’s Articles of Agreement, including without limitation (i) the immunity of all of the assets of IFC from all forms of seizure, attachment or execution before the delivery of final judgment against IFC, (ii) the immunity of all of the assets of IFC from search, requisition, confiscation, expropriation or any other forms of seizure by executive or legislative action, (iii) the inviolability of IFC’s archives and (iv) the freedom of IFC’s assets from restrictions of any nature.

(i)            To the extent that the Company may, in any proceeding brought arising out of or in connection with this Agreement, or the breach, termination or invalidity hereof, be entitled to the benefit of any provision requiring IFC in such suit, action or proceeding to post security for the costs of such party or parties, or to post a bond or to take similar action, the Company hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the applicable laws and regulations.

8.7           Attorneys’ Fees.  If any party should institute any action to enforce or interpret any term or provision of this Agreement, the party prevailing in such action, after all appeals have been exhausted, shall be entitled to its reasonable attorneys’ fees, out-of-pocket disbursements and all other expenses from the non-prevailing party in such action.

8.8           Entire Agreement.  This Agreement (together with all Exhibits and Schedules hereto) constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous written and oral negotiations, discussions, agreements and understandings with respect to such subject matter.

8.9           Section Headings.  The section and subsection headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

8.10         Amendment.  Any amendment of any provision of this Agreement shall be in writing and signed by all parties.

8.11         Remedies and Waivers.  No failure or delay by IFC in exercising any power, remedy, discretion, authority or other rights under this Agreement shall waive or impair that or any other right of IFC.  No single or partial exercise of any right shall preclude its additional or future exercise. No such waiver shall waive any other right under this Agreement.  All waivers or consents given under this Agreement shall be in writing.

8.12         Interpretation.  IFC and the Company have participated in the negotiation and drafting of this Agreement. Accordingly, each of the parties hereby waives any statutory provision, judicial precedent or other rule of law to the effect that contractual ambiguities are to be construed against the party who shall have drafted the same.

8.13         Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement, except to the extent that any provision would clearly be contemplated by the parties to be conditioned upon the validity and enforceability of such invalid or prohibited provision.

8.14         Public Announcements.  The Company may, at its option, issue a press release regarding the closing of this offering within a reasonable period after the Closing. Except for such disclosure as the Company is advised by counsel is required to be included in documents filed with the Securities and Exchange Commission or otherwise required by law, the Company shall not use the name of, or make reference to, IFC or any of its Affiliates in any press release or in any public manner (including any reports or filings made by the Company under the Exchange Act) without IFC’s prior written consent which consent shall not be unreasonably withheld.

8.15         Additional Undertakings.  The Company hereby agrees to take whatever additional action and to execute whatever additional documents IFC may reasonably deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the parties hereto pursuant to the express provisions of this Agreement.

8.16         English Language.  All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by an authorized officer of the Company, which translations shall be the governing version between the Company and IFC.

8.17         Definitions.  Wherever used in this Agreement, unless the context otherwise requires, terms defined in the Recitals shall have the same meanings unless otherwise defined herein, and the terms set forth on Annex A hereto shall have meanings indicated thereon.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.

BPZ ENERGY, INC.,
a Colorado corporation

By:          /s/ Manuel Pablo Zúñiga-Pflücker

Name:  Manuel Pablo Zúñiga-Pflücker
Title:  President and Chief Executive Officer
580 Westlake Park Blvd., Suite 525
Houston, Texas 77079

INTERNATIONAL FINANCE CORPORATION

By:          /s/ Rashad-Rudolf Kaldany

Name:  Rashad-Rudolf Kaldany
Title:  Director
Oil Gas, Mining and Chemicals Department

ANNEX A

Definitions

“Action Plan” shall mean the plan or plans developed by the Company setting out specific social and environmental measures to be undertaken by the Company, to enable the Operations to comply with the IFC Performance Standards, as such may be amended or supplemented from time to time with IFC’s consent.

“Affiliate” shall mean with respect to any Person, shall mean any Person that, along or together with any other Person, directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person.

“Annual Monitoring Report” shall mean the annual monitoring report setting forth the specific social, environmental and developmental impact reporting requirements of the Company and its Subsidiaries in respect of their Operations, as such may be amended or supplemented from time to time with IFC’s consent.

“Applicable S&E Law” shall mean all applicable statutes, laws, ordinances, rules and regulations of the Republic of Peru and Republic of Ecuador, including but not limited to any license, permit or other governmental Authority imposing liability or setting standards of conduct concerning any environmental, social, labor, health and safety or security risks of the type contemplated by the IFC Performance Standards.

“Authority” shall mean any national, supranational, regional or local government or governmental, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity, or central bank (or any Person, whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank).

“Control” shall mean the possession, directly or indirectly, by a Person of the power to direct or cause the direction of the management and policies of another Person through the ownership of voting securities or otherwise; provided that the direct or indirect ownership of more than twenty-five percent (25%) of the voting share capital of a Person is deemed to constitute control of that Person, and “Controlling” and “Controlled” have corresponding meanings; provided, further, that in no event shall IFC be deemed to control the Company as a result of this definition or otherwise.

“Co-Sale Agreement” shall mean the Co-Sale Agreement to be entered into between IFC, the Company, Manuel Pablo Zúñiga-Pflücker and Fernando Zúñiga y Rivero on the Closing Date.

“Encumbrance” shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right of way, encroachment, private building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title.

“IFC Performance Standards” shall mean IFC’s Performance Standards on Social & Environmental Sustainability, dated April 30, 2006, copies of which have been delivered to and receipt of which have been acknowledged by the Company.

“Material Adverse Effect” shall mean a material adverse effect on (i) the Company’s (on a fully consolidated basis) business prospects, results of operations, or financial condition; or (ii) the validity or enforceability of, or the ability of the Company (on a fully consolidated basis) to comply with its obligations under this Agreement or any other Transaction Document.

“Official” shall mean any officer of a political party or candidate for political office in the Republic of Peru or the Republic of Ecuador or any officer or employee (i) of the central, state or local government (including any legislative, judicial, executive or administrative department, agency or instrumentality thereof) or (ii) of a public international organization.

“Operations” shall mean the operations, activities and facilities of the Company and its Subsidiaries (including the design, construction, operation, maintenance, management and monitoring thereof, as applicable).

“Person” shall mean any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Prohibited Payments” shall mean any offer, gift, payment, promise to pay or authorization of the payment of any money or anything of value, directly or indirectly, to or for the use or benefit of any Official (including to or for the use or benefit of any other Person if the Company knows, or has reasonable grounds for believing, that the other Person would use such offer, gift, payment, promise or authorization of payment for the benefit of any such Official), for the purpose of influencing any act or decision or omission of any Official in order to obtain, retain or direct business to, or to secure any improper benefit or advantage for, the Company, its Affiliates or any other Person; provided that any such offer, gift, payment, promise or authorization of payment shall not be considered a Prohibited Payment if, in IFC’s reasonable opinion, it (i) is lawful under applicable written laws and regulations or (ii) is made for the purpose of expediting or securing the performance of a routine governmental action (as such term is construed under applicable law).

“S&EA” shall mean the social and environmental assessment of the Operations, prepared by the Company in accordance with the IFC Performance Standards.

S&E Management System” shall mean the social and environmental management system of the Company that enables the Company to identify, assess and manage risks in respect of the Operations on an ongoing basis.

“Stock Equivalents” shall mean preference shares, bonds, loans, warrants or other similar instruments or securities which are convertible into or exercisable or exchangeable for, or which carry a right to subscribe for or purchase, Common Stock of the Company convertible into or exercisable or exchangeable for Common Stock, in each case, on an as converted basis.

“Subsidiary” shall mean, with respect to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a 50% equity interest.

“Transaction Documents” shall mean the Articles of Incorporation of the Company, the Co-Sale Agreement, this Agreement, and all exhibits, schedules, and certificates attached or delivered pursuant thereto.

“World Bank” shall mean the International Bank for Reconstruction and Development, an organization established by Articles of Agreement among its member countries.

In addition to the terms defined above, the following terms shall have the respective meanings assigned thereto in the Sections indicated below.

Defined Term	Section	Defined Term	Section
Agreement	Preamble	Piggyback Registration	§5.3(a)
Balance Sheet Date	§2.9	Plan	§2.15
Closing	§1.1	Proprietary Rights	§2.18
Closing Date	§1.1	Public Filings	§2.24
Common Stock	Recitals	Public Filing Rules	§2.24
Company	Preamble	Registration Expenses	§5.2(c)
Company Financial Statements	§2.8	Registration Statement	§5.2
Contractual Obligations	§2.4	Registration Statement Filing Deadline	§5.2
Effectiveness Deadline	§5.2	Registration Termination Date	§5.2
Exchange Act	§2.24	Related Party	§2.22
GAAP	§2.8	Requirement of Law	§2.4
ICC	§8.6	Rule 144	§3.5
IFC	Preamble	Selling Expenses	§5.2(c)
IFC Agents	§6.1	Shares	§1.1
Securities Act	§1.2	Subsidiary	§2.1
New Securities	§5.6(a)
November Registration Statement	§2.25